NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Third Quarter 2009 Results

•	Earnings per share improves to $0.53; $0.14 excluding special items and tax adjustments
•	Third quarter revenues increase 10 percent sequentially from second quarter
•	Cash balance expands to $241.0 million at quarter end
•	Combined operating income from specialty businesses is the highest in PolyOne history

CLEVELAND – November 4, 2009 – PolyOne Corporation (NYSE: POL) today reported net income of $49.6 million, or $0.53 per diluted share in the third quarter of 2009, compared with a net loss of $5.6 million or $0.06 per diluted share in the third quarter of 2008. On a comparable basis, before special items and the tax items noted below, PolyOne reported net income of $0.14 per share in the third quarter of 2009, versus the $0.13 per share of income reported for the third quarter of 2008.

The Company reported 2009 third quarter revenues of $548.3 million, a 25 percent decrease compared with revenues of $735.1 million in the third quarter of 2008, but a 10 percent increase from the second quarter of 2009. While demand improved sequentially, it is still below the prior year as volume fell 20 percent versus the third quarter of 2008.

“Third quarter earnings per share before special items and tax items surpassed the third quarter of last year as gross margin expansion offset the impact of volume declines,” said Stephen D. Newlin, chairman, president and chief executive officer. “I am particularly pleased with the performance of our specialty platform which reported $19.5 million of operating income for the third quarter – the highest ever in PolyOne history.”

Newlin continued, “In 2005, PolyOne derived only 2 percent of its business unit operating income from specialty businesses. In the third quarter of 2009, specialty operating income contributed 47 percent of total business unit operating income. This is a record for PolyOne and very strong evidence that we are transforming PolyOne into a specialty company.”

The Company’s third quarter 2009 gross margin before special items of 18.1 percent represents 630 basis points of improvement from the third quarter of 2008 (See attachment 6). The third quarter 2009 gross margin improvement changes from the third quarter of 2008 and second quarter of 2009 are summarized as follows:

Q3 09 vs. Q3 08

Q3 08 Gross margin	8.9%
Special items in gross margin	2.9%
Q3 08 Gross margin before special items	11.8%

Restructuring savings	1.5%
Volume/price/mix	3.7%
LIFO reserve adjustments	1.1%

Q3 09 Gross margin before special items	18.1%
Special items in gross margin	1.5%
Q3 09 Gross margin	19.6%

Q3 09 vs. Q2 09

Q2 09 Gross margin	17.4%
Special items in gross margin	0.8%
Q2 09 Gross margin before special items	18.2%

Volume/price/mix	0.7%
LIFO reserve adjustments	-0.8%

Q3 09 Gross margin before special items	18.1%
Special items in gross margin	1.5%
Q3 09 Gross margin	19.6%

Included in the results for the third quarter of 2009 are pre-tax special items netting to $27.5 million ($17.7 million after-tax). Pre-tax special items include:

•	$23.9 million gain related to cash received from our former parent company as partial reimbursement for previously incurred environmental costs;
•	$21.1 million curtailment gain associated with previously announced plans to reduce or eliminate certain postretirement benefits;
•	$12.1 million of expenses associated with previously announced restructuring actions; and
•	$5.4 million for environmental costs associated with plants no longer owned or operated.

During the third quarter, the Company also recorded a reduction in its tax valuation allowance and a favorable tax adjustment related to a state tax refund. The Company initially recorded a valuation allowance against U.S. deferred tax assets during the fourth quarter of 2008.

The chart below provides a comparison of third quarter 2009 results with the third quarter of 2008, showing the impact of special items and the above-mentioned tax matters:

	Q3 09	EPS	Q3 08	EPS

Net income	$49.6	$0.53	$(5.6)	$(0.06)

Special items, after-tax	(17.7)	(0.19)	17.7	0.19
Tax adjustments	(18.5)	(0.20)	-	-
	$13.4	$0.14	$12.1	$0.13

During the third quarter of 2009, the Company generated $82.3 million of cash flow from operations and reported $241.0 million of cash on hand as of September 30, 2009. Combined with its undrawn and available accounts receivable facility, liquidity increased to $344.4 million. Short term debt was reduced $20.6 million during the quarter.

“Last quarter we cautioned that during the second half of 2009 we would see lower earnings from our SunBelt joint venture and diminished LIFO benefits,” said Robert M. Patterson, senior vice president and chief financial officer. “Both of these statements proved correct during the third quarter; however, better than expected revenues, continued gross margin expansion, and SG&A reductions allowed us to improve earnings per share before special items from the second quarter of this year.”

Outlook Update

While third quarter 2009 revenues and earnings per share before special items improved sequentially from the second quarter, the Company does not expect this to continue into the fourth quarter, largely due to end-market seasonality and an expectation of customers suspending production for extended periods during the holidays. Further, while publicly reported chlor-alkali prices may have bottomed during the third quarter, SunBelt’s earnings are likely to fall sequentially, as selling prices lag the publicly reported data.

“Historically, our fourth quarter revenue is below our second and third quarters due to the seasonality of end markets such as building and construction, and this may be exacerbated by extended plant shutdowns toward the end of the year,” said Newlin. “That being said, and as we look beyond this short term seasonal phenomenon, we are cautiously optimistic about the direction of the global economy going into 2010. In general, we expect demand will improve and combined with new business gains, we expect that 2010 revenues will exceed 2009.”

Third Quarter 2009 Earnings Release and Conference Call
PolyOne will host a conference call at 9 a.m. Eastern Time on Wednesday, November 4, 2009. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 81765586, conference topic: third quarter 2009 PolyOne earnings conference call. The call will be available for replay until November 11, 2009 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 50218746.

# # #

About PolyOne
PolyOne Corporation, with 2008 revenues of $2.7 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our Web site at www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Robert M. Patterson
Senior Vice President & Chief Financial Officer
PolyOne Corporation
+1 440-930-3302

Media Contact:
Amanda Marko
Director, Corporate Communications
PolyOne Corporation
+1 440-930-3162
amanda.marko@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance.  They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.  They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the continued degradation in the North American residential construction market; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates in the markets where PolyOne conducts business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

# # #

Attachment 1
Supplemental Information

Summary of Consolidated Operating Results (Unaudited)
Third Quarter 2009
 (In millions, except per share data)

Operating results:	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Sales	$548.3	$735.1	$1,508.2	$2,196.9

Operating income	56.2	1.3	72.8	45.4

Net income (loss)	49.6	(5.6)	43.8	9.7

Basic earnings (loss) per share	$0.54	$(0.06)	$0.47	$0.10

Diluted earnings (loss) per share	$0.53	$(0.06)	$0.47	$0.10

Total basic and diluted per share impact of special items (1)	$0.19	$(0.19)	$0.04	$(0.23)

Special items (1):	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cost of sales
Employee separation and plant phaseout costs	$(10.5)	$(11.5)	$(23.2)	$(11.9)
Reimbursement of previously incurred environmental costs	23.9	–	23.9	–
Environmental remediation costs	(5.4)	(10.4)	(8.3)	(14.3)
Impact on cost of sales	8.0	(21.9)	(7.6)	(26.2)

Selling and administrative
Legal	–	–	(0.2)	–
Curtailment gain	21.1	–	21.1	–
Employee separation and plant phaseout costs	(1.6)	(0.1)	(2.0)	(1.2)
Impact on selling and administrative	19.5	(0.1)	18.9	(1.2)

Write-down of certain assets of an investment in equity affiliates	–	(4.7)	–	(4.7)

Adjustment to impairment of goodwill	–	–	(5.0)	–

Impact on operating income and (loss) income before income taxes	27.5	(26.7)	6.3	(32.1)

Income tax (expense) benefit on special items	(9.8)	9.0	(2.2)	10.9
Impact of special items on net income (loss)	$17.7	$(17.7)	$4.1	$(21.2)

Basic and diluted impact per common share	$0.19	$(0.19)	$0.04	$(0.23)

Weighted average shares used to compute earnings per share:
Basic	92.4	92.9	92.4	92.9
Diluted	93.9	92.9	93.0	93.5

(1)
Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

 Attachment 2

PolyOne Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Sales	$548.3	$735.1	$1,508.2	$2,196.9

Cost of sales	441.0	669.9	1,255.4	1,958.3
Gross margin	107.3	65.2	252.8	238.6
Selling and administrative	56.3	69.7	203.6	217.6
Adjustment to impairment of goodwill	–	–	5.0	–
Income from equity affiliates	5.2	5.8	28.6	24.4
Operating income	56.2	1.3	72.8	45.4
Interest expense, net	(8.5)	(9.7)	(26.1)	(27.9)
Other expense, net	(1.2)	–	(8.5)	(2.7)
Income (loss) before income taxes	46.5	(8.4)	38.2	14.8
Income tax benefit (expense)	3.1	2.8	5.6	(5.1)
Net income (loss)	$49.6	$(5.6)	$43.8	$9.7

Basic earnings (loss) per common share	$0.54	$(0.06)	$0.47	$0.10

Diluted earnings (loss) per common share	$0.53	$(0.06)	$0.47	$0.10

Weighted-average shares used to compute earnings per share:
Basic	92.4	92.9	92.4	92.9
Diluted	93.9	92.9	93.0	93.5

Equity affiliates earnings recorded by PolyOne:
SunBelt	$4.8	$10.2	$26.6	$26.8
Other equity affiliates	0.4	(4.4)	2.0	(2.4)
Income from equity affiliates	$5.2	$5.8	$28.6	$24.4

Attachment 3

PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited)
	September 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$241.0	$44.3
Accounts receivable, net	297.2	262.1
Inventories	158.2	197.8
Deferred income tax assets	0.5	1.0
Other current assets	15.6	19.9
Total current assets	712.5	525.1
Property, net	395.6	432.0
Investment in equity affiliates and nonconsolidated subsidiary	21.4	20.5
Goodwill	159.0	163.9
Other intangible assets, net	66.7	69.1
Deferred income tax assets	–	0.5
Other non-current assets	66.9	66.6
Total assets	$1,422.1	$1,277.7

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$39.9	$19.8
Short-term debt	0.6	6.2
Accounts payable	260.1	160.0
Accrued expenses and other liabilities	116.7	118.2
Total current liabilities	417.3	304.2
Long-term debt	389.0	408.3
Postretirement benefits other than pensions	24.1	80.9
Pension benefits	206.8	225.0
Deferred income tax liabilities	4.3	–
Other non-current liabilities	94.8	83.4
Shareholders’ equity	285.8	175.9
Total liabilities and shareholders’ equity	$1,422.1	$1,277.7

Attachment 4

PolyOne Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating Activities
Net income	$49.6	$(5.6)	$43.8	$9.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.8	20.1	49.8	51.8
Deferred income tax provision (benefit)	0.6	(5.5)	9.4	(5.1)
Provision for doubtful accounts	1.5	2.5	3.0	5.3
Stock compensation expense	0.8	0.7	2.2	2.2
Adjustment to impairment of goodwill	–	–	5.0	–
Asset write-downs and impairment charges	6.3	0.5	7.7	0.5
Companies carried at equity:
Income from equity affiliates	(5.2)	(5.8)	(28.6)	(24.4)
Dividends and distributions received	13.4	12.5	27.6	20.8
Change in assets and liabilities, net of acquisition:
(Increase) decrease in accounts receivable	(10.8)	5.5	(20.2)	(74.4)
(Increase) decrease in inventories	(7.1)	(1.6)	39.9	(34.9)
Increase (decrease) in accounts payable	23.1	(42.2)	97.8	36.1
(Decrease) increase in sale of accounts receivable	–	12.0	(14.2)	25.8
(Decrease) increase in accrued expenses and other	(5.7)	24.2	(6.3)	3.6
Net cash provided by operating activities	82.3	17.3	216.9	17.0

Investing Activities
Capital expenditures	(3.7)	(9.7)	(15.9)	(29.6)
Investment in affiliated company	–	(1.1)	–	(1.1)
Business acquisitions, net of cash acquired	–	(0.2)	–	(150.2)
Net cash used by investing activities	(3.7)	(11.0)	(15.9)	(180.9)

Financing Activities
Change in short-term debt	(20.6)	(9.2)	(5.5)	73.4
Purchase of common stock for treasury	–	(8.0)	–	(8.0)
Issuance of long-term debt, net of debt issuance cost	–	–	–	77.8
Repayment of long-term debt	–	(10.8)	–	(22.2)
Proceeds from exercise of stock options	–	1.1	–	1.1
Net cash (used) provided by financing activities	(20.6)	(26.9)	(5.5)	122.1

Effect of exchange rate changes on cash	0.7	(2.2)	1.2	0.6
Increase (decrease) in cash and cash equivalents	58.7	(22.8)	196.7	(42.4)
Cash and cash equivalents at beginning of period	182.3	59.8	44.3	79.4
Cash and cash equivalents at end of period	$241.0	$37.0	$241.0	$37.0

Attachment 5

Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on attachment 1; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales:
International Color and Engineered Materials	$124.4	$153.7	$333.5	$491.0
Specialty Engineered Materials	53.6	66.1	155.1	197.9
Specialty Color, Additives and Inks	52.2	60.1	146.2	179.3
Specialty Platform	230.2	279.9	634.8	868.2
Performance Products and Solutions	180.9	274.4	510.0	807.4
PolyOne Distribution	163.1	214.7	435.1	624.0
Corporate and eliminations	(25.9)	(33.9)	(71.7)	(102.7)
Sales	$548.3	$735.1	$1,508.2	$2,196.9

Gross margin:
International Color and Engineered Materials	$27.8	$23.3	$69.9	$82.8
Specialty Engineered Materials	14.9	12.8	36.9	36.1
Specialty Color, Additives and Inks	14.3	13.4	35.2	37.0
Specialty Platform	57.0	49.5	142.0	155.9
Performance Products and Solutions	25.5	17.1	73.7	57.1
PolyOne Distribution	16.6	22.2	43.7	57.5
Corporate and eliminations	8.2	(23.6)	(6.6)	(31.9)
Gross margin	$107.3	$65.2	$252.8	$238.6

Operating (loss) income:
International Color and Engineered Materials	$8.4	$4.6	$13.9	$22.8
Specialty Engineered Materials	5.9	5.0	11.0	11.1
Specialty Color, Additives and Inks	5.2	4.7	9.7	11.0
Specialty Platform	19.5	14.3	34.6	44.9
Performance Products and Solutions	12.0	5.3	35.4	18.9
PolyOne Distribution	6.5	9.4	15.3	21.9
Resin and Intermediates	3.8	9.6	23.5	24.2
Corporate and eliminations	14.4	(37.3)	(36.0)	(64.5)
Operating income	$56.2	$1.3	$72.8	$45.4

Specialty Platform consists of our three specialty businesses: International Color and Engineered Materials; Specialty Engineered Materials; and Specialty Color, Additives and Inks.  We present Specialty Platform sales, gross margin, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 6

Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations.  Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See attachment 1 for a definition of special items.

Reconciliation to Consolidated Statements of Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Sales	$548.3	$735.1	$1,508.2	$2,196.9

Gross margin before special items	$99.3	$87.1	$260.4	$264.8
Special items in gross margin	8.0	(21.9)	(7.6)	(26.2)
Gross margin	$107.3	$65.2	$252.8	$238.6

Gross margin before special items as a percent of sales	18.1%	11.8%	17.3%	12.1%

Operating income before special items	$28.7	$28.0	$66.5	$77.5
Special items in operating income	27.5	(26.7)	6.3	(32.1)
Operating income	$56.2	$1.3	$72.8	$45.4

Senior management uses comparisons of net (loss) income and basic and diluted (loss) earnings per share (EPS) before special items, tax gain and tax valuation allowance to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Operations	Three Months Ended September 30, 2009		Three Months Ended September 30, 2008
	$	EPS	$	EPS
Net income	$49.6	$0.53	$(5.6)	$(0.06)
Special items, after-tax (attachment 1)	(17.7)	(0.19)	17.7	0.19
Tax (a)	(18.5)	(0.20)	–	–
	$13.4	$0.14	$12.1	$0.13

Reconciliation to Consolidated Statements of Operations	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008
	$	EPS	$	EPS
Net (loss) income	$43.8	$0.47	$9.7	$0.10
Special items, after-tax (attachment 1)	(4.1)	(0.04)	21.2	0.23
Tax (a)	(17.8)	(0.19)	0.3	–
	$21.9	$0.24	$31.2	$0.33
(a)	Net tax (benefit) loss from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets

Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Cash Flows	2009	2008	2009	2008
Net cash provided by operating activities	$82.3	$17.3	$216.9	$17.0
Net cash used by investing activities	(3.7)	(11.0)	(15.9)	(180.9)
(Increase) decrease in sale of accounts receivable	–	(12.0)	14.2	(25.8)
Free cash flow	$78.6	$(5.7)	$215.2	$(189.7)